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                                                                  EXHIBIT 10.12
                                                                  -------------

                                PROMISSORY NOTE


$500,000.00                                       Boston, Massachusetts


     FOR VALUE RECEIVED, WILLIAM E. MITCHELL (the "Borrower"), of 59 Essex Road, Chestnut Hill, Massachusetts, hereby promises to pay to the order of NASHUA CORPORATION, a Delaware corporation, (the "Payee") at the offices of the Payee at 44 Franklin Street, Nashua, New Hampshire 03061, or such other address as the Payee shall designate in a written notice to the Borrower, the principal amount of $500,000 without interest on the Maturity Date defined below.

     Overdue principal and interest shall bear interest at the rate of 10% per annum, payable on demand.

     Nothing contained in this Note or the instruments securing this Note shall be deemed to establish or require the payment of a rate of interest in excess of the amount legally enforceable. In the event that the rate of interest so required to be paid exceeds the maximum rate legally enforceable, the rate of interest so required to be paid shall be automatically reduced to the maximum enforceable rate shall be automatically credited on account of the principal hereof without premium or penalty.

     This Note is secured by a Mortgage from the maker hereof and his spouse, as mortgagors, to the Payee hereof, as mortgagee, on certain property, more particularly described therein, located at 59 Essex Road, Chestnut Hill, Massachusetts (the "Massachusetts Property") and a Deed of Trust on certain property, more particularly described therein, located at 142 Tuscaloosa Avenue, Atherton, California 94025 (the "California Property").

     The term "Maturity Date" as used herein shall mean the earlier of (a) January 31, 1997 or (b) the date of the sale of or the transfer of title to either the Massachusetts Property or the California Property.

     Every maker, endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as an instrument under seal, as of this 31st day of January, 1995.

                              /s/  William E. Mitchell
                              __________________________
                              WILLIAM E. MITCHELL